EXHIBIT 99.1

SENOMYX ANNOUNCES EXTENSION OF ITS

COLLABORATION WITH CAMPBELL SOUP COMPANY

SAN DIEGO, CA – March 30, 2009 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the food, beverage, and ingredient supply industries, announced today the extension of the collaborative research phase under its initial collaborative research and license agreement with Campbell Soup Company, a global manufacturer and marketer of high quality soup and simple meals.  During the collaborative research period, Senomyx will continue to work with Campbell on the discovery and commercialization of new ingredients that improve the taste of wet soups and savory beverages.  Under the extension, Campbell will provide research funding for one year with three annual options of one year each that could further extend the collaboration.  In addition, upon successful outcome of the research, Senomyx may receive a milestone payment as well as royalties based on net sales of products using the new ingredients.

“Senomyx is very pleased to continue our long-standing relationship with Campbell, whose renowned market-leading brands include soup, baked snacks, and healthy beverages,” said Kent Snyder, President, Chief Executive Officer, and Chairman of the Board of the Company.  “Like our partners, Senomyx is committed to using innovative approaches to create flavorsome, lower sodium products.  This is an exciting time for the Company as we continue to evaluate potential new flavor ingredients that could maintain the salty taste desirable to consumers while facilitating a meaningful reduction of sodium in foods and beverages.

“This is the second agreement that Senomyx has extended with one of our collaborators recently,” Snyder noted.  “We appreciate the continued commitment of our seven world-class partners.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company using proprietary taste receptor technologies to discover and develop novel flavor ingredients in the savory, sweet, salt, bitter, and cooling areas.  Senomyx has entered into product discovery, development, and commercialization collaborations with seven of the world’s foremost food, beverage, and ingredient supply companies: Ajinomoto Co., Inc., Cadbury plc, Campbell Soup Company, The Coca-Cola Company, Firmenich SA, Nestlé SA, and Solae.  Nestlé is currently marketing products that contain one of Senomyx’s flavor ingredients.  For more information, please visit www.senomyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Senomyx’s ability to identify and develop novel flavor ingredients that provide a sufficiently potent salt taste enhancing effect that also maintains the salty taste desirable to consumers; the capabilities of Senomyx’s flavor ingredients, Senomyx’s ability, or Senomyx’s collaborators’ ability, to commercialize products incorporating Senomyx’s flavor ingredients in packaged foods and beverages; the duration of Senomyx’s collaborative research and license agreement with Campbell and whether Campbell will elect its option to extend the collaboration for any additional periods; and Senomyx’s right to receive research fees, milestone payments and royalties under its agreements with its collaborators. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is dependent on its current and any future product discovery and development collaborators to develop and commercialize any flavor ingredients Senomyx may discover; Senomyx may be unable to develop flavor ingredients useful for formulation into products; Senomyx or its collaborators may be unable to obtain and maintain the regulatory approval required for flavor ingredients to be incorporated into products that are sold; even if Senomyx or its collaborators receive a regulatory approval and incorporate Senomyx flavor ingredients into products, those products may never be commercially successful; and Senomyx’s ability to compete in the flavor ingredients market may decline if Senomyx does not adequately protect its proprietary technologies. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Annual Report on Form 10-K, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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